UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2018

Nuvectra Corporation

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of Principal Executive Offices)

(214) 474-3103

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01          Entry into a Material Definitive Agreement.

On February 1, 2018, Nuvectra Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the offering of 2,825,000 shares of the Company’s common stock at a price to the public of $8.00 per share (the “Offering”). The Company also granted the Underwriters a 30-day option to purchase up to 423,750 additional shares of common stock. The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of their 30-day option to purchase additional shares, are expected to be approximately $20.5 million, after deducting underwriting discounts and commissions and expenses payable by the Company. The closing of the sale of the shares is expected to occur on or about February 5, 2018, subject to customary closing conditions. All of the shares in the Offering are being sold by the Company.

The Offering is being made by means of a prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (Registration No. 333-2208434), previously filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, closing conditions, indemnification obligations of the parties, other obligations of the parties and termination provisions. The representations, warranties and covenants in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the parties.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01         Other Events.

On January 31, 2018, the Company issued a press release announcing the Offering. On February 1, 2018, the Company issued a press release announcing the pricing of the Offering. These press releases are furnished, not filed, as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The legal opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. The Company’s performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Forward-looking statements contained in this Current Report on Form 8-K include statements relating to the Company’s expectations regarding the completion, timing and size of the proposed Offering. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. Please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement, dated February 1, 2018, by and between Nuvectra Corporation and Piper Jaffray & Co., as representative of the several underwriters named therein.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

99.1	Press Release dated January 31, 2018.

99.2	Press Release dated February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018

NUVECTRA CORPORATION

By:	/s/ Walter Z. Berger
Name: Walter Z. Berger
Title: Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement, dated February 1, 2018, by and between Nuvectra Corporation and Piper Jaffray & Co., as representatives of the several underwriters named therein.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

99.1	Press Release dated January 31, 2018.

99.2	Press Release dated February 1, 2018.

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